FIRST AMENDMENT TO RIGHTS AGREEMENT

This FIRST AMENDMENT TO RIGHTS AGREEMENT is entered into effective as of this 30th day of August, 2006 (this “Amendment”), between Dollar General Corporation (the “Company”) and Registrar and Transfer Company (the “Rights Agent”), as rights agent.

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of February 29, 2000 (the “Rights Agreement”); and

WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights; and

WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.

Defined Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Rights Agreement.

2.

Direction to Rights Agent.  The Company hereby directs the Rights Agent, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

3.

Certification of Appropriate Officer.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that (a) he or she is an “officer” of the Company as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

4.

Amendment of Rights Agreement.  The Rights Agreement is hereby amended as follows:

(A)

The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by deleting the words “an Exempt Person,” after the words “other than” and before the words “the Company,” in the first parenthetical of the definition; and

(B)

The definition of “Exempt Person” in Section 1(j) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:  “[Intentionally Omitted.]”; and

(C)

The definition of “Person” in Section 1(l) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group (as determined in accordance with Rule 13d-5 under the Exchange Act, as the Rule is in effect on the date of this Amendment).

(D)

Section 3(b) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:  “[Intentionally Omitted.]”; and

(E)

The last sentence of Section 3(c) of the Rights Agreement is hereby amended by deleting the words “or have appended to them the Summary of Rights” in the parenthetical; and

(F)

Exhibit B to the Rights Agreement is hereby deleted in its entirety and replaced with the following:  “[Intentionally Omitted.]”.

5.

Effect of Amendment.  Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

6.

Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

[Remainder of page left intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written.

DOLLAR GENERAL CORPORATION

By:	/s/ Susan S. Lanigan
	Name:	Susan S. Lanigan
	Title:	Executive Vice President & General Counsel

REGISTRAR AND TRANSFER COMPANY

By:	/s/ William P. Tatler
	Name:	William P. Tatler
	Title:	Vice President

3